UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2016

First Horizon National Corporation

(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 MADISON AVENUE MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

(1) On July 25, 2016, the Board of Directors (“Board”) of First Horizon National Corporation (the “Company”) elected Rajesh Subramaniam to the Board, effective immediately. Mr. Subramaniam also has been elected to the Board of Directors of First Tennessee Bank National Association (the “Bank”). Mr. Subramaniam will stand for election to the Board of the Company by the shareholders at the Company’s 2017 annual meeting.

Mr. Subramaniam, age 50, is Executive Vice President, Marketing and Communications of FedEx Services, Inc. and FedEx Corp., Memphis, Tennessee, a provider of transportation, e-commerce and business services. From 2003 to 2006, Mr. Subramaniam was the President of FedEx Canada, and from 1999 to 2003, he served as Vice President of Marketing for FedEx’s Asia Pacific business.

(2) There are no arrangements or understandings between Mr. Subramaniam and any other person concerning his selection to be elected to the Board of the Company.

(3) Mr. Subramaniam has been appointed to serve on the Audit Committee of the Company’s and the Bank’s Boards of Directors, the Trust Audit Committee of the Bank’s Board, the Information Technology Committee of the Company’s and the Bank’s Boards of Directors, and the Nominating and Corporate Governance Committee of the Company’s and the Bank’s Boards of Directors. Based on its review and application of categorical standards, the Company’s Board determined that Mr. Subramaniam is independent under New York Stock Exchange listing standards.

(4) The Company, the Bank, and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with the Company’s executive officers, directors, their immediately family members and affiliated entities, and the persons of which the Company is aware that beneficially own more than five percent of the Company’s common stock, and the Company expects to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

(5) Mr. Subramaniam will be eligible to participate in the Company’s active compensation plans and programs for non-employee directors. Additional information concerning the Company’s plans and programs for non-employee directors is provided in the following previously-filed material, which is incorporated into this item by reference: the “Director Compensation” section of the Company’s proxy statement for the 2016 annual meeting of shareholders appearing on pages 61-67; sections of the Company’s Director Policy pertaining to compensation, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015; and, a description of other compensation and benefit arrangements for non-employee directors, filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment of Bylaws

(1) On July 25, 2016, the Company’s Board of Directors amended ARTICLE THREE, Section 3.2 of the Company’s Bylaws. The amended and restated Bylaws are filed herewith as Exhibit 3.1.

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(2) The amendment to Section 3.2 increases the size of the Company’s Board of Directors from ten to eleven persons. The amendment to the Bylaws took effect immediately upon the Board approval date, July 25, 2016.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit #	Description

3.1	Bylaws of First Horizon National Corporation, as amended and restated July 25, 2016

All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: July 26, 2016	By:	/s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant
General Counsel, and Corporate Secretary
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EXHIBIT INDEX

EX-3.1	Bylaws of First Horizon National Corporation, as amended and restated July 25, 2016